EXHIBIT 11(b)

CONSENT OF CHRISTOPHER S. SPENCER, ESQ.

I hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File Nos. 333-147408; 811-10097).

/s/ Christopher S. Spencer
Christopher S. Spencer
Chief Legal Officer; Secretary

April 16, 2009